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Exhibit 10.24

AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

        THIS AGREEMENT, dated                                    , 2009, is made by and between Janus Management Holdings Corporation (the "Company") and                                     (the "Executive").

        WHEREAS, the Company considers it essential to the best interests of the Company to foster the continued employment of key personnel; and

        WHEREAS, the Company recognizes that the possibility of a Change in Control always exists and that such possibility, and the uncertainty and questions which it may raise among employees, may result in the departure or distraction of key personnel to the detriment of the Company; and

        WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key personnel, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

        WHEREAS, the Company deems it advisable to amend the Agreement to comply with Section 409A of the Internal Revenue Code;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

        1.    Defined Terms.    The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

        2.    Term of Agreement.    The Term of this Agreement shall commence on the date hereof and shall continue in effect through December 31, 2009; provided, however, that commencing on January 1, 2010 and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than twenty-four (24) months beyond the month in which such Change in Control occurred. Notwithstanding anything herein to the contrary, the Term of the Agreement shall immediately terminate if, prior to the Change in Control, the Company (or such other Affiliate of the Parent that then employs the Executive) ceases to be an Affiliate of the Parent.

        3.    Company's Covenants Summarized.    In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. No Severance Payments shall be payable under this Agreement unless there shall have been (or, under the terms of the second sentence of Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

        4.    The Executive's Covenants.    The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

        5.    Compensation Other Than Severance Payments.

        5.1   Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's base salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period (other than any disability plan), until the Executive's employment is terminated by the Company for Disability.

        5.2   If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive's base salary and incentive compensation to the Executive through the Date of Termination as in effect immediately prior to the Date of Termination or, if higher, as in effect immediately prior to the Change in Control, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the Change in Control.

        5.3   If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the Change in Control.

        6.    Severance Payments.

        6.1   Subject to the provisions of Section 6.2 hereof, if the Executive's employment is terminated following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then, the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 ("Severance Payments"), in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Parent (the consummation of which would constitute a Change in Control), (ii) the Executive terminates his employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs).

          (A)  In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to two times the sum of (1) the Executive's cash compensation in the calendar year prior to the Date of Termination or, if higher, earned in the calendar year immediately prior to the Change in Control and (2) the value of the Company's contributions made pursuant to the Janus Capital Group Inc. 401(k), Profit Sharing and Employee Stock Ownership Plan (or any successor plan) on behalf of the Executive in the four quarters immediately prior to the Date of Termination or, if higher, in the four quarters immediately prior to the Change in Control. For purposes of calculating the cash compensation payment under Section 6.1(A)(1), the Executive's annual target bonus in the calendar year immediately prior to the Date of Termination or the Change in Control, as applicable, will be applied rather than the actual bonus amount paid to the Executive.

          (B)  For the twenty-four (24) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents medical, dental, and vision insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the Change in Control, at no greater after tax cost to the Executive than the after tax cost to the Executive immediately prior to such date. Benefits otherwise receivable by the Executive pursuant to this Section 6.1(B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive during the twenty-four (24) month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the after tax cost of such benefits to the Executive over such cost immediately prior to the Date of Termination or, if more favorable to the Executive, the Change in Control. The coverage provided pursuant to this Section 6.1(B) shall run concurrently with and shall be offset against any continuation coverage under Part 6 of Title I of Employee Retirement Income Security Act of 1974, as amended. Amounts reimbursed to the Executive in one taxable year may not affect the amounts eligible for reimbursement in any other taxable year. If the Severance Payments shall be decreased pursuant to Section 6.2 hereof, and the Section 6.1(B) benefits which remain payable after the application of Section 6.2 hereof are thereafter reduced pursuant to the immediately preceding sentence, the Company shall, no later than five (5) business days following such reduction, pay to the Executive the least of (a) the amount of the decrease made in the Severance Payments pursuant to Section 6.2 hereof, (b) the amount of the subsequent reduction in these Section 6.1(B) benefits, or (c) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.

          (C)  The Company will make available to the Executive three months of outplacement service at no cost to the Executive through a provider of such services selected by the Company.

        6.2   (A) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a Change in Control or the termination of the Executive's employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the Severance Payments, being hereinafter referred to as the "Total Payments") would be subject (in whole or part), to the Excise Tax, then, after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement, the cash Severance Payments shall first be reduced, and the noncash Severance Payments shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments);

provided, however, that the Executive may elect to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

        (B)  For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm (the "Auditor") which was, immediately prior to the Change in Control, the Company's independent auditor, does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

        (C)  At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement). If the Executive objects to the Company's calculations, the Company shall pay to the Executive such portion of the Severance Payments (up to 100% thereof) as the Executive determines is necessary to result in the proper application of subsection A of this Section 6.2.

        6.3   Subject to the provisions of Section 6.5, the payments provided in subsection (A) of Section 6.1 hereof shall be made no later than five (5) business days following the Date of Termination.

        6.4   In the event the Executive incurs legal fees and expenses disputing in good faith any issue hereunder relating to the termination of the Executive's employment, seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder, the Company shall pay to the Executive all legal fees and expenses. Such payments shall be made within thirty (30) days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require but in no event later the end of the calendar year following the calendar year in which the expense was incurred. Notwithstanding the above, in the event that the Executive does not prevail on such good faith claim, the Executive shall return to the Company any amounts reimbursed pursuant to this Section 6.4 within thirty (30) days following the final resolution of such dispute. In no event shall the amounts reimbursed pursuant to this Section 6.4 in one calendar year affect the amounts eligible for reimbursement in any other calendar year and Executive's right to have the Company pay such legal fees and expenses may not be liquidated or exchanged for any other benefit.

        6.5   Notwithstanding anything contained herein to the contrary, the Executive shall not be considered to have terminated employment with the Company for purposes of this Agreement, unless the Executive would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A. If current or future regulations or guidance from the Internal Revenue Service dictates, or the Company's counsel determines that, any payments or benefits due to Executive hereunder would cause the application of an accelerated or additional tax under Section 409A of the Internal Revenue Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following the Executive's termination of employment shall instead be paid within five (5) business days after the date that is six months following the Executive's termination of employment (or upon the Executive's death, if earlier).

        7.    Termination Procedures.

        7.1    Notice of Termination.    After a Change in Control and during the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

        7.2    Sunset on Right to Terminate for Good Reason.    If circumstances arise giving the Executive the right to terminate this Agreement for Good Reason, the Executive shall within 90 days notify the Company in writing of the existence of such circumstances, and the Company shall have an additional 30 days within which to investigate and remedy the circumstances, after which 30 days the Executive shall have an additional 60 days within which to exercise the right to terminate for Good Reason. If the Executive does not timely do so, the right to terminate for Good Reason shall lapse and be deemed waived, and the Executive shall not thereafter have the right to terminate for Good Reason, in which case the provisions of this paragraph shall once again apply, but in which case no consideration shall be given to other, prior circumstances that precipitated a notice by Executive of a purported right to terminate for Good Reason.

        7.3    Date of Termination.    "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), or (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) or, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

        8.    No Mitigation.    The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof. Further, except as specifically provided in Section 6.1(B) hereof, no payment or benefit provided for in this Agreement shall be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

        9.    Successors; Binding Agreement.

        9.1   In addition to any obligations imposed by law upon any successor to the Company, and subject to the last sentence of Section 2, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

        9.2   This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

        10.    Notices.    For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

    To the Company:

    Janus Management Holdings Corporation
    151 Detroit Street
    Denver, Colorado 80206
    Attn.: General Counsel

        11.    Miscellaneous.    No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company, provided, however, that the Company may amend the Agreement in a manner reasonably intended to avoid the acceleration of tax and the possible imposition of penalties under Section 409A of the Code. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall supersede any agreement setting forth the terms and conditions of the Executive's employment with the Company only in the event that the Executive's employment with the Company is terminated on or following a Change in Control, by the Company other than for Cause or by the Executive for Good Reason or prior to a Change in Control pursuant to the second sentence of Section 6.1 of this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Section 6 hereof) shall survive such expiration.

        12.    Validity.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        13.    Counterparts.    This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        14.    Settlement of Disputes.    All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Notwithstanding the above, in the event of any dispute, any decision by the Board hereunder shall be subject to a de novo review by the court.

        15.    Definitions.    For purposes of this Agreement, the following terms shall have the meanings indicated below:

          (A)  "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

          (B)  "Auditor" shall have the meaning set forth in Section 6.2 hereof.

          (C)  "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

          (D)  "Board" shall mean the Board of Directors of the Parent.

          (E)  "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or (iii) a willful or reckless violation by the Executive of a material legal or regulatory requirement that is materially and demonstrably injurious to the Company. For purposes of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company. Any act, or failure to act, based upon express written authority by the Board, Chief Executive Officer and/or Chief Investment Officer with respect to such act or omission or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

          (F)  A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

            (1)   An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Parent (the "Outstanding Parent Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors (the "Outstanding Parent Voting

    Securities"); excluding, however, the following: (i) any acquisition directly from the Parent, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Parent, (ii) any acquisition by the Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent or any entity controlled by the Parent, or (iv) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this definition; or

            (2)   A change in the composition of the Board such that the individuals who, as of the effective date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the effective date hereof, whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

            (3)   Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Parent or the acquisition of the assets or stock of another entity ("Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Parent or all or substantially all the Parent's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be, (B) no Person (other than the Parent or any employee benefit plan (or related trust) of the Parent or the corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Business Combination; and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting form such Business Combination; or

            (4)   The approval by the stockholders of the Parent of a complete liquidation or dissolution of the Parent.

          (G)  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (H)  "Company" shall mean [Janus Management Holdings Corporation] collectively with its Affiliates, and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (I)   "Date of Termination" shall have the meaning set forth in Section 7.3 hereof.

          (J)   "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

          (K)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (L)  "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

          (M) "Executive" shall mean the individual named in the first paragraph of this Agreement.

          (N)  "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent which specifically references this Agreement) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of Section 6.1 hereof (treating all references in paragraphs (1) through (4) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (1), or (4) below, such act or failure to act is corrected pursuant to the notice and cure provisions of Section 7.2 ("Sunset on Right to Terminate for Good Reason") prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

            (1)   a material negative change in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control other than any such alteration primarily attributable to the fact that the Parent may no longer be a public company or to other changes in the identity, nature or structure of the Parent; and provided, that a change in the Executive's title or reporting relationships shall not of itself constitute Good Reason (unless such change results in a material negative change as described above);

            (2)   a material negative change in the Executive's aggregate target compensation as in effect immediately prior to the Change in Control or a material negative change in the methodology used to determine incentive compensation; provided, however, that changes to individual components of Executive's compensation comprising aggregate target compensation shall not constitute Good Reason;

            (3)   the relocation of the Executive's principal place of employment to a location more than 40 miles from the Executive's principal place of employment immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof), provided that such relocation results in a material negative change to the Executive's employment, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

            (4)   any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness; or

            (5)   failure of the Company to obtain assumption and agreement by a successor of the Company to perform this Agreement as provided in Section 9.1.

        In no event will the Executive have Good Reason to terminate employment for Good Reason unless such act or failure to act results in a material negative change to Executive's employment. Subject to compliance with the requirements of Section 7.2 hereof, the Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          (O)  "Notice of Termination" shall have the meaning set forth in Section 7.1 hereof.

          (P)   "Parent" shall mean Janus Capital Group Inc.

          (Q)  "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (R)  "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

            (1)   the Parent enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

            (2)   the Parent or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

            (3)   any Person becomes the beneficial owner, directly or indirectly, of securities of the Parent representing 15% or more of either the then outstanding shares of common stock of the Parent or the combined voting power of the Parent's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Parent or its Affiliates); or

            (4)   the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (S)   "Retirement" shall be deemed the reason for the termination by the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

          (T)  "Severance Payments" shall have the meaning set forth in Section 6.1 hereof.

          (U)  "Tax Counsel" shall have the meaning set forth in Section 6.2 hereof.

          (V)  "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

          (W) "Total Payments" shall mean those payments so described in Section 6.2 hereof.

[SIGNATURE PAGE FOLLOWS

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

[JANUS MANAGEMENT HOLDINGS CORPORATION]
By:
Name: Title:
[Name]
Address:

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  Exhibit 10.24
AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT